UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2024
AXOGEN, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota
(State or Other Jurisdiction of
Incorporation or Organization)
001-36046
(Commission File Number)

41-1301878
(I.R.S. Employer Identification No.)

13631 Progress Boulevard, Suite 400 Alachua, Florida
(Address of principal executive offices)

32615
(Zip Code)
(386) 462-6800
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	AXGN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in the proxy statement of Axogen, Inc. (the “Company”) distributed in connection with the Company’s 2024 annual meeting of shareholders on June 5, 2024 (the “Annual Meeting”), Mr. Gregory Freitag was not re-nominated for re-election. In consideration of Mr. Freitag’s service on the Company’s Board of Directors (the "Board"), the compensation committee of the Board recommended and the Board approved, the accelerated vesting of 11,904 unvested restricted stock units and unvested options to purchase 20,436 shares of the Company’s common stock, previously granted to Mr. Freitag, each effective as of June 4, 2024.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 5, 2024, the Company held the Annual Meeting, at which a total of 36,494,777 shares of common stock of the Company, out of a total 43,704,574 shares of common stock outstanding and entitled to vote as of April 19, 2024, the record date, were present in person or represented by proxies. The Company’s shareholders voted on four proposals at the Annual Meeting. The proposals are described in detail in the proxy statement for the Annual Meeting that the Company filed with the Securities and Exchange Commission on April 24, 2024. The results of voting on the four proposals, including the final vote tabulations, are set forth below.
Proposal 1: Election of Directors
Nine directors were elected to the Company’s Board of Directors (the "Board") to serve for a one-year term until the 2024 annual meeting of shareholders. The results of the election were as follows:

Name	For	Withheld	Broker Non-Votes
Karen Zaderej	28,921,209	3,303,256	4,270,312
Amy Wendell	25,806,366	6,418,099	4.270,312
William Burke	26,910,619	5,313,846	4,270,312
John H. Johnson	26,776,603	5,447,862	4.270,312
Alan Levine	28,084,610	4,139,855	4,270,312
Guido Neels	27,010,948	5,213,517	4.270,312
Paul Thomas	27,737,898	4,486,567	4,270,312
Joseph Tyndall, MD MPH, FACEP	28,145,517	4,078,948	4.270,312
Kathy Weiler	27,471,121	4,753,344	4,270,312
Proposal 2:Ratification of Appointment of Independent Auditors
The Audit Committee’s selection of Deloitte & Touche LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2024 was ratified. The results of the vote were as follows:

For	Against	Abstentions	Broker Non-Votes
35,220,045	1,254,727	20,005	—
Proposal 3: Compensation of the Named Executive Officers
The advisory (non-binding) vote on the executive compensation of the Company’s named executive officers was approved. The results were as follows:

For	Against	Abstentions	Broker Non-Votes
22,655,899	9,494,316	74,250	4,270,312
Proposal 4: Amendment and Restatement of the Axogen, Inc. 2019 Long-Term Incentive Plan
The Axogen, Inc. Third Amended and Restated 2019 Long-Term Incentive Plan to increase the number of shares reserved for issuance thereunder from 8,000,000 to 10,500,000 was not approved. The results of the vote were as follows:

For	Against	Abstentions	Broker Non-Votes
22,846,399	9,336,789	41,277	4,270,312

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Date: June 7, 2024	By:	/s/ Marc Began
Marc Began
Executive Vice President, General Counsel and Chief Compliance Officer